Exhibit 3.71

CERTIFICATE OF INCORPORATION

OF

NATIONAL AMBULANCE & OXYGEN SERVICE, INC.

Pursuant to Article Two of the

Stock Corporation Law

We, the undersigned, for the purpose of forming a corporation pursuant to Article 2 of the Stock Corporation Law of the State of New York, certify:

1. The name of the corporation shall be NATIONAL AMBULANCE & OXYGEN SERVICE, INC.

2. The purpose for which it is to be formed are to buy or lease automobile ambulances and to operate and conduct a general ambulance business for the transportation of persons for hire, to purchase, or otherwise acquire, garages for the storage of its ambulances; to maintain a corps of competent drivers and attendants; to conduct the business in conformity with existing laws and municipal rules and regulations of such as may be hereafter enacted; to buy, sell and rent oxygen tents, regulators, cylinders and equipment; to acquire or lease any real estate necessary to carry out such objects.

3. The amount of the capital stock shall be $10,000.00; to consist of 10,000 shares of common stock of the par value of $1.00. each.

4. The office of the corporation shall be located in the City of Rochester, County of Monroe, New York; and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation, which may be served upon him, is # 455 State Street, Rochester, New York.

5. The duration of the corporation shall be perpetual.

6. The number of directors shall be three.

7. The names and post office addresses of the directors until the first annual meeting of the stockholders are:

Names	Post Office Addresses
George S. Heisel, Jr.	313 Hollywood Ave., Rochester 18, N.Y.
Rosemary A. Heisel	“ ” “ ” “ ”
Gerald J. Breen	1059 Lake Ave., Rochester, N.Y.

8. The name and post office address of each subscriber of this certificate of incorporation and a statement of the number of shares which each agrees to take in the corporation are as follows:

Names	Post Office Addresses	No. of Shares 1998
George S. Heisel, Jr.	313 Hollywood Ave., Rochester 18, N.Y.
Rosemary A. Heisel	“ ” “ ” “ ”	1
Gerald J. Breen	1059 Lake Ave., Rochester, N.Y.	1

9. All of the subscribers of this certificate are of full age, at least two-thirds of them are citizens of the United States, at least one of them is a resident of the State of New York, and at least one of the persons named as a director is a citizen of the United States of America and a resident of the State of New York.

10. The Secretary of State of the State of New York, is hereby designated as the agent of the corporation upon whom process in any action or proceeding against it may be served.

11. The meetings of the Board of Directors shall be held only within the State of New York.

IN WITNESS WHEREOF, we have made and subscribed this certificate this 21 day of November, 1952.

L.S.

L.S.

L.S.

STATE OF NEW YORK	)
COUNTY OF MONROE	)	SS.
CITY OF ROCHESTER	)

On this 21 day of November, 1952, before me personally came GEORGE S. HEISEL, JR., ROSEMARY A. HEISEL and GERALD J. BREEN, to me known and known to me to be the persons described in and who executed the foregoing Certificate of Incorporation, and they thereupon severally duly acknowledged to me that they executed the same.

GENEVIEVE E. NELLIS Notary Public to the State of New York Monroe County No. 2037, N.Y. Commission Expires March 30, 1954

27C26

State of New York	)
Department of State	)	ss.:

I Certify That I have compared the preceding copy with the original Certificate of Incorporation of NATIONAL AMBULANCE & OXYGEN SERVICE, INC., filed in this department on the 26th day of November, 1952, and that such copy is a correct transcript therefrom and of the whole of such original.

Witness my hand and the official seal of the Department of State at the City of Albany, this twenty-sixth day of November, one thousand nine hundred and fifty-two.

Deputy Secretary of State.

8361

CERTIFICATE OF INCORPORATION

OF

NATIONAL AMBULANCE & OXYGEN SERVICE, INC.

Pursuant to Article Two of the

Stock Corporation Law

Dated: November 21, 1952.

STATE OF NEW YORK

DEPARTMENT OF STATE

FILED NOV 26, 1952

TAX: $10

FILING FEE $40

Secretary of State

By:
DANIEL F. FITZGERALD ESQ. 1033 GENESEE VALLEY TRUST BLDG. ROCHESTER 14, N.Y.

IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment this 28th day of May, 1997.

NATIONAL AMBULANCE & OXYGEN SERVICE, INC.

By:
Name: James H. Bolin Title: President

By:
Name: Lorraine Tully Title: Assistant Secretary

STATE OF ARIZONA	)
	)	ss.
COUNTY OF MARICOPA	)

The foregoing instrument was acknowledged before me this 28th day of May, 1997, by James H. Bolin, the President of National Ambulance & Oxygen Service, Inc., a New York corporation, on behalf of the corporation.

Notary Public

My commission expires:

STATE OF ARIZONA	)
	)	ss.
COUNTY OF MARICOPA	)

The foregoing instrument was acknowledged before me this 28th day of May, 1997, by Lorraine Tully, the Assistant Secretary of National Ambulance & Oxygen Service, Inc., a New York corporation, on behalf of the corporation.

Notary Public

My commission expires:

RESTATED CERTIFICATE OF INCORPORATION

OF

NATIONAL AMBULANCE & OXYGEN SERVICE, INC.

UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

We, the undersigned President and the Assistant Secretary, respectively, of National Ambulance & Oxygen Service, Inc., a New York corporation (the “Corporation”), hereby certify:

1. The name of the Corporation is National Ambulance & Oxygen Service, Inc.

2. The Certificate of Incorporation of the Corporation was filed on November 26, 1952 with the New York Department of State.

3. The Certificate of Incorporation as now in force and effect is hereby amended to incorporate changes previously authorized by the affirmative vote of the board of directors followed by the affirmative vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon at a meeting of shareholders, namely: (a) amend Article 2 to reflect the current purpose of the Corporation; (b) amend Article 6 to reflect that the number of directors shall be as set forth in the bylaws of the Corporation and to set forth the current directors; (c) to delete (i) Article 7 regarding initial directors, (ii) Article 8 regarding initial subscribers of the Corporation’s stock, (iii) Article 9 regarding the qualification of the initial subscribers of the Corporation’s stock, and (iv) Article 11 regarding the meeting place of the directors; (d) to renumber the old Article 10 to Article 7; (e) to add provisions regarding limitations on liability (new Article 9) and indemnification (new Article 10); and (f) to amend Article 7 to change the address to which the New York Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him or her to “c/o CT Corporation System, 1633 Broadway, New York, New York 10019;” and (g) to designate CT Corporation System, 1633 Broadway, New York, New York 10019, as the registered agent of the Corporation upon whom all service of process may be served.

4. The Certificate of Incorporation is hereby restated to set forth its entire text, as amended, as follows:

FIRST: The name of the corporation is National Ambulance & Oxygen Service, Inc. (the “Corporation”).

SECOND: The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the New York Business Corporation Law, as it may be amended from time to time (the “Business Corporation Law”). The Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained by the Corporation. The initial purposes for which the Corporation was formed are to buy or lease automobile ambulances and to operate and conduct a general ambulance business for the transportation of persons for hire; to purchase, or otherwise acquire, garages for the storage of its ambulances; to maintain a corps of competent drivers and attendants; to buy, sell and rent oxygen tents, regulators, cylinders and equipment; to acquire or lease any real estate necessary to carry out such objects, and all manner of activity related thereto.

THIRD: The Corporation shall have authority to issue a total of Ten Thousand (10,000) shares of common stock, par value One Dollar ($1.00) per share.

FOURTH: The office of the Corporation shall be located in Monroe County, New York.

FIFTH: The duration of the Corporation shall be perpetual.

SIXTH: The number of directors may be increased or decreased from time to time as set forth in the bylaws of the Corporation. The names and addresses of the persons who presently serve as the members of the board of directors are:

Name	Address
James H. Bolin	8401 East Indian School Road Scottsdale, Arizona 85251

Mark E. Liebner	8401 East Indian School Road Scottsdale, Arizona 85251

SEVENTH: The Corporation designates the secretary of state as agent of the Corporation upon whom process against it may be served, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation is c/o CT Corporation System, 1633 Broadway, New York, New York 10019.

EIGHTH: The Corporation designates CT Corporation System, 1633 Broadway, New York, New York 10019 as the registered agent of the Corporation, upon whom service of process may be served.

NINTH: The personal liability of any director of the Corporation to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director is hereby eliminated to the fullest extent allowed by law.

TENTH: The Corporation shall indemnify, and advance expenses to, to the fullest extent allowed by the Business Corporation Law, any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of the Corporation (an “indemnitee”). This indemnification with respect to directors, officers, employees and agents shall be mandatory, subject to the requirements of the Business Corporation Law, in all circumstances in which indemnification is permitted by the Business Corporation Law. The Corporation shall not be obligated to indemnify an indemnitee (a) with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (or part thereof) initiated or brought voluntarily by such indemnitee and not by way of defense; (b) for any amounts paid in settlement of an action indemnified against by the Corporation without the proper written consent of the Corporation; or (c) in connection with any event in which the indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation.

5. The foregoing amendments to the Certificate of Incorporation of the Corporation were adopted as of the 28th day of May, 1997 by the board of directors of the Corporation and approved by the sole shareholder of the Corporation as of the 28th day of May, 1997.

The undersigned officers of the Corporation hereby set forth their signatures below and affirm the statements contained herein are true under penalties of perjury.